EXHIBIT 10.44




                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                NORTHERN DIVISION


LYNNE M. GOLDEN, TRUSTEE, UAD          CASE NO. 97-8010-CIV-ZLOCH
1/6/96 LYNNE M. GOLDEN TRUST,
individually and on behalf
of a class of all persons
similarly situated,

                  Plaintiff,

         v.

U.S. DIAGNOSTIC INC., JEFFREY A.
GOFFMAN, KEITH G. GREENBERG,
JOSEPH A. PAUL, ROBERT D. BURKE,
AMOS F. ALMAND III, and COYOTE
CONSULTING & FINANCIAL SERVICES LLC,

                  Defendants.

-------------------------------------/

SANDRA NEUMAN, individually
and on behalf of a class of
all persons similarly
situated,

                  Plaintiff,                       CASE NO. 97-8017-CIV-
                                                   ZLOCH
         v.

U.S. DIAGNOSTIC INC.; JEFFREY A.
GOFFMAN; KEITH G. GREENBERG;
ROBERT D. BURKE; JOSEPH A. PAUL;
AMOS F. ALMAND III and COYOTE
CONSULTING,

                  Defendants.
------------------------------------/

                           MEMORANDUM OF UNDERSTANDING



         The parties to this litigation (the "Parties") by their undersigned attorneys ("Class Counsel" on behalf of plaintiffs, and "Defendants' Counsel" on behalf of all defendants with the exception of Keith Greenberg), have reached an agreement in principle for the settlement of this litigation on the terms set forth below and subject to court approval. This Memorandum outlines the terms of the proposed settlement and is intended to be used as a basis for drafting a Stipulation of Settlement and accompanying papers which shall embody the terms set forth herein and such other and consistent terms as are agreed upon by counsel for the Parties, including limitations upon the number and dollar amount of requests for exclusion from the Class. In the event that the parties are unable to agree on a Stipulation of Settlement after reasonable efforts, the initial payment described in paragraph 3(1) shall be refunded, less any notice and administration expenses, to U.S. Diagnostic, Inc.

                  1. For purposes of this settlement, the Class shall be defined as those persons and entities who purchased the common stock of U.S. Diagnostic, Inc., on a national securities exchange between March 15, 1996 and March 31, 1997 (the "Class Period"). The Class shall be certified for purposes of this settlement only. Excluded from the Class are the defendants, the officers and directors of U.S. Diagnostic during the Class Period, members of their immediate families and their legal representatives, heirs, successors and assigns, any entity in which any excluded person has or had a controlling interest, any person or persons, entity or entities, who acquired U.S. Diagnostic common stock through a private transaction, or in connection with the sale of any business.

                  2. Within ten business days of the filing of this Memorandum of Understanding, Plaintiffs' Counsel shall file Amended Class Action Complaints, in each of the above-captioned Actions asserting additional claims alleging that the statements of operations, results thereon, and general financial condition of U.S. Diagnostic, Inc., were materially misstated in the year end 1995 annual report on Form 10-K and the quarterly reports on Form 10-Q for the first three quarters of 1996 fiscal year. Such claims are specifically included within and intended to be settled pursuant to this Memorandum of Understanding. Prior to the filing of the Stipulation of Settlement, Plaintiffs' Counsel shall move to consolidate the two above-styled Actions. It is the parties' intention that this settlement shall be pursued, without duplication, on a single track, in the consolidated Actions. Upon the filing of the Stipulation of Settlement, all other pending related actions, (including Civil Action Nos. 97-8011-CIV-RYSKAMP and 97-8054-CIV-RYSKAMP), shall be dismissed without prejudice.

                  3. Defendants shall pay or cause to be paid to the Class, in settlement of the claims against them, the sum of $5,875,000 payable as follows:
(1) $587,500 within ten (10) days of execution of this Memorandum; (2) $1,468,750 within ten (10) days of the Court's approval of the proposed Notice advising the Class of the settlement; (3) $3,818,750 no later than twenty-five
(25) days prior to the Final Hearing on approval of the settlement, which hearing shall occur not less than one hundred and forty-five (145) days from the date of this Memorandum. The payments, when made, shall be deposited into an interest-bearing account to be held in escrow by Plaintiffs' Counsel in the above-styled Actions. Accrued interest shall become part of the account funds. Class Counsel in the above-styled Actions shall administer the account. All reasonable costs and expenses of class notice and administration of the settlement shall be paid from the account when incurred. The account funds, less any amounts incurred for notice, administration, and/or taxes shall revert to the person(s) making the deposits if the settlement does not become effective.

                  4. As part of the Final Judgment approving this settlement, plaintiffs shall dismiss the above-styled Actions with prejudice upon the effective date of the settlement. The settlement shall further release each of the defendants (with the exception of Keith Greenberg), Genesis Insurance Company, and any agents or representatives for whom U.S. Diagnostic, Inc. specifi-cally requests releases, of all claims that were or could have been asserted in the Actions arising out of any open market purchases of U.S. Diagnostic common stock during the Class Period. The settlement is not intended to release, and shall not impair the rights of contribution or indemnification among the defendants or the right of U.S. Diagnostic to seek contribution or indemnity from any non-party. At the request, and in the sole discretion of U.S. Diagnostic, Inc., the Final Judgment shall also include a release of Keith Greenberg.

                  5. In the event of a default on any of the payments required under paragraph 3 hereof, and the failure to cure said default within five (5) days, Plaintiffs' Counsel, on behalf of the Class, shall be entitled only to either: (1) retain all funds deposited in the account, less notice and administration expenses, and present an affidavit of default to the Court, upon the filing of which the Class shall be entitled to a judgment against U.S. Diagnostic, Inc. on the amount of the default plus interest from the date of default at the rate of 12% per annum; or (2) withdraw from the settlement, return all funds in the account, less notice and administration expenses (paid and accrued), and continue to prosecute these Actions.

                  6. Immediately upon execution of this Memorandum, the Parties shall advise the Court in the above-styled cases of this agreement and shall seek a stay of all pending proceedings in these Actions, and all related actions pending effectuation of the settlement.

                  7. Following execution of this Memorandum, the Parties and their counsel shall use their best efforts to finalize and execute an appropriate Stipulation of Settlement and such other documentation as may be required or appropriate in order to obtain approval by the Court of the settlement of these Actions upon the terms set forth in this Memorandum. Promptly upon execution of the Stipulation, the Parties shall apply to the Court for preliminary approval of the settlement and for the scheduling of a hearing for consideration of final approval of the settlement and Class Counsel's application for an award of attorneys' fees and expenses. The Parties shall use their best efforts to obtain final Court approval of the settlement. The Stipulation of Settlement shall provide (among other terms): (a) that the Court shall order preliminary approval of the Stipulation and settlement and direct that notice of pendency and of the settlement be provided to the Class; (b) that the consideration described in paragraphs 3 through 4 above shall be provided;
(c) that defendants have denied and continue to deny that they have committed any violations of law, and state that they are entering into this settlement to eliminate the burden and expense of further litigation; (d) that plaintiffs, defendants, and their counsel and Insurer shall not assert that any claims or defenses in these Actions were raised in bad faith or without reasonable basis;
(e) that the allocation of the
settlement fund among the Class Members shall be subject to a Plan of Allocation to be proposed by Class Counsel and approved by the Court; defendants will take no position with respect to such proposed plan of allocation or such plan as may be approved by the Court; such plan of allocation is a matter separate and apart from the proposed settlement between the Parties and any decision by the Court concerning the plan of allocation shall not affect the validity or finality of the proposed settlement; and (f) that Class Counsel may apply for and receive an award of attorneys' fees and reimbursement of expenses from the settlement fund in such amounts as may be approved by the Court; and that any amount included in such award shall be paid to Class Counsel immediately upon final district court approval of the settlement and award, subject to each counsel's obligation to pay back any such amount if, or to the extent that, the award order is amended or does not become final. The award of attorneys' fees is a matter separate and apart from the proposed settlement between the parties, and any decision by the Court concerning such award of fees shall not affect the validity, or finality of the proposed settlement.

                  8. Class Counsel may designate the settlement claims administrator, subject to Court approval. U.S. Diagnostic shall provide or cause to be provided its shareholder lists as appropriate for providing notice to the Class, in a format reasonably designated by Class Counsel for mailings, without cost to any other Party.

                  9. This Memorandum may be executed in counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. The undersigned signatories represent that they have authority from their clients to execute this Memorandum. The terms of this Memorandum and settlement shall inure to and be binding upon the Parties and their successors in interest.

         IT IS HEREBY AGREED by the undersigned as of July ___, 1997.



BURT & PUCILLO                                     U.S. DIAGNOSTIC, INC.

By:      ____________________                      By:
         Michael J. Pucillo                           --------------------------
         Fla. Bar No. 261033                           Laura R. Craft
         Wendy H. Zoberman
         Fla. Bar No. 434670
         222 Lakeview Avenue
         Suite 300 East
         West Palm Beach, FL 33401
         561/835-9400

Acting General Counsel                             STEEL, HECTOR & DAVIS, LLP
MILBERG WEISS BERSHAD
HYNES & LERACH LLP
                                                   By:
By:                                                    -------------------------
     --------------------------                        Lewis F. Murphy, P.A.
     Sharon Levine Mirsky                              200 S. Biscayne Blvd.
     Salvatore Graziano                                Suite 4000
     One Pennsylvania Plaza                            Miami, FL  33131-2398
     New York, NY  10119                               305/577-7000
     212/594-5300
                                                   (U.S. Diagnostic, Inc.)

WEISS & YOURMAN                                    KENNY NACHWALTER SEYMOUR
                                                   ARNOLD CRITCHLOW &
                                                   SPECTOR, P.A.

By:
    ---------------------------                    By:
    Joseph H. Weiss                                   --------------------------
    551 Fifth Avenue                                   Harry R. Schafer
    Suite 1600                                         201 S. Biscayne Blvd.
    New York, NY 10176                                 1100 Miami Center
                                                       Miami, FL  33131-4327
                                                       305/371-1000

                                                   (Amos F. Almand III)

STULL, STULL & BRODY                               ARAGON, BURLINGTON, WEIL
                                                              & CROCKETT, P.A.

By:
    ----------------------------                   By:
    Jules Brody                                       --------------------------
    6 East 45th Street                                 Jeffrey Crockett
                                                       2699 S. Bayshore Drive


                                       9



    New York, NY  10017                                Miami, FL  33133
                                                       305/858-2900

                                                   (Jeffrey Goffman)

WOLF POPPER LLP                                    STEARNS WEAVER MILLER WEISSLER
                                                   ALHADEFF & SITTERSON, P.A.

By:                                                By:
   ----------------------------                        ---------------------------
   Lester L. Levy                                      Robert C. Owens
   845 Third Avenue                                    150 West Flagler Street
   New York, NY  10022                                 Museum Tower - Ste. 2200
   212/759-4600                                        Miami, FL 33130
                                                       305/789-3200
ATTORNEYS FOR PLAINTIFFS

(Joseph A. Paul)                                   WINSTON & STRAWN

                                                   By:
                                                       ----------------------------
                                                       Timothy J. Rooney
                                                       Joseph A. Walsh
                                                       35 West Wacker Drive
                                                       Chicago, IL  60601
                                                       312/558-5972

                                                   (Robert D. Burke)

                                                   ATTORNEYS FOR DEFENDANTS



                                       10